Exhibit 10.8

SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT

THIS SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT (this “Amendment”), dated as of July 29, 2008, is made by and among JTH TAX, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions and lenders party hereto (the “Lenders”), and SUNTRUST BANK, in its capacity as administrative agent for the Lenders (the “Administrative Agent”) and as issuing bank (the “Issuing Bank”), and LTS PROPERTIES, LLC, a Virginia limited liability company (“Properties”), LTS SOFTWARE INC., a Virginia corporation (“Software”), and WEFILE INC., a Virginia corporation (“Wefile,” and together with Properties and Software, collectively, the “Subsidiary Loan Parties,” and together with the Borrower, collectively, the “Loan Parties,” and individually, a “Loan Party”).

RECITALS

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to the Revolving Credit Agreement, dated as of February 26, 2008, as amended by the Amendment to Revolving Credit Agreement, dated as of April 17, 2008, by and among the Borrower, the Lenders and the Administrative Agent (as further amended, supplemented, amended and restated or otherwise modified through the date hereof, the “Credit Agreement”). Capitalized terms defined in the Credit Agreement and undefined herein shall have the same defined meanings when such terms are used in this Amendment;

WHEREAS, the Borrower has requested that the Lenders amend certain provisions of the Credit Agreement as set forth below; and

WHEREAS, the Lenders have agreed to do so, subject to the terms and conditions of this Amendment;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:

AGREEMENT

1.                                       Incorporation of Recitals. The Recitals hereto are incorporated herein by reference to the same extent and with the same force and effect as if fully set forth herein.

2.                                       Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

(a)                                  The proviso at the end of Section 7.4(k) is amended to read as follows:

“; provided, however, that the Administrative Agent and the Lender agree that the Investment Policy may be amended to provide that the Borrower may make an Investment by the purchase, in one or more transactions, on terms and conditions satisfactory to the Administrative Agent and the Required Lenders,

of the outstanding Capital Stock of Jackson Hewitt Tax Service Inc., the value of which shall not exceed $40,000,000 in the aggregate, which amendment to the Investment Policy is attached hereto as an amendment to Schedule 7.4.”

(b)                                 Schedule 7.4 to the Credit Agreement is hereby replaced with Schedule 7.4 as attached to this Amendment as Annex I.

(c)                                  Except as specifically modified by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed by the parties hereto and remain in full force and effect.

(d)                                 Each of the Borrower, the other Loan Parties, the Administrative Agent and each Lender agrees that, as of and after the Amendment Effective Date (as hereinafter defined), each reference in the Loan Documents to the Credit Agreement shall be deemed to be a reference to the Credit Agreement as amended hereby.

3.                                       Effectiveness of Amendment. This Amendment and the amendments contained herein shall become effective on the date (the “Amendment Effective Date”) when each of the conditions set forth below shall have been fulfilled to the satisfaction of the Administrative Agent:

(a)                                  The Administrative Agent shall have received counterparts of this Amendment, duly executed and delivered on behalf of the Borrower, the other Loan Parties, the Administrative Agent and the Lenders.

(b)                                 No event shall have occurred and be continuing that constitutes an Event of Default, or that would constitute an Event of Default but for the requirement that notice be given or that a period of time elapse, or both.

(c)                                  All representations and warranties of the Borrower contained in the Credit Agreement, and all representations and warranties of each other Loan Party in each Loan Document to which it is a party, shall be true and correct in all material respects at the Amendment Effective Date as if made on and as of such Amendment Effective Date.

(d)                                 The Borrower shall have delivered to the Administrative Agent (1) certified copies of evidence of all corporate and company actions taken by the Borrower and the other Loan Parties to authorize the execution and delivery of this Amendment, (2) certified copies of any amendments to the articles or certificate of incorporation, bylaws, partnership certificate or operating agreement of the Borrower and each other Loan Party since the date of the Credit Agreement, (3) a certificate of incumbency for the officers or other authorized agents or partners of the Borrower and each other Loan Party executing this Amendment, and (4) such additional supporting documents as the Administrative Agent or counsel for the Administrative Agent reasonably may request.

(e)                                  All documents delivered pursuant to this Amendment must be of form and substance satisfactory to the Administrative Agent and its counsel, and all legal matters incident to this Amendment must be satisfactory to the Administrative Agent’s counsel.

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4.                                       Amendment Only; No Novation; Modification of Loan Documents. Each of the Borrower and each other Loan Party acknowledges and agrees that this Amendment only amends the terms of the Credit Agreement and the other Loan Documents and does not constitute a novation, and each of the Borrower and each other Loan Party ratifies and confirms the terms and provisions of, and its obligations under, the Credit Agreement and the other Loan Documents in all respects. Each of the Borrower and each other Loan Party acknowledges and agrees that each reference in the Loan Documents to any particular Loan Document shall be deemed to be a reference to such Loan Document as amended by this Amendment. To the extent of a conflict between the terms of any Loan Document and the terms of this Amendment, the terms of this Amendment shall control.

5.                                       Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Borrower, the other Loan Parties, the Lenders and the Administrative Agent and their respective successors and assigns.

6.                                       No Further Amendments. Nothing in this Amendment or any prior amendment to the Loan Documents shall require the Administrative Agent or any Lender to grant any further amendments to the terms of the Loan Documents. Each of the Borrower and each other Loan Party acknowledges and agrees that there are no defenses, counterclaims or setoffs against any of their respective obligations under the Loan Documents.

7.                                       Representations and Warranties. Each of the Borrower and each other Loan Party represents and warrants that this Amendment has been duly authorized, executed and delivered by it in accordance with resolutions adopted by its board of directors or comparable managing body. All other representations and warranties made by the Borrower and each other Loan Party in the Loan Documents are incorporated by reference in this Amendment and are deemed to have been repeated as of the date of this Amendment with the same force and effect as if set forth in this Amendment, except that any representation or warranty relating to any financial statements shall be deemed to be applicable to the financial statements most recently delivered to the Administrative Agent in accordance with the provisions of the Loan Documents. Each of the Borrower and each other Loan Party represents and warrants to the Administrative Agent, the Lenders and the Issuing Bank that, after giving effect to the terms of this Amendment, no Default has occurred and been continuing.

8.                                       Confirmation of Lien. Each of the Borrower and each other Loan Party hereby acknowledges and agrees that the Collateral is and shall remain in all respects subject to the lien, charge and encumbrance of the Credit Agreement and the other Loan Documents and nothing herein contained, and nothing done pursuant hereto, shall adversely affect or be construed to adversely affect the lien, charge or encumbrance of, or conveyance effected by the Loans or the priority thereof over other liens, charges, encumbrances or conveyances.

9.                                       Fees and Expenses. The Borrower agrees to pay all out-of-pocket costs and expenses of the Administrative Agent and its Affiliates, including the fees, charges and disbursements of counsel for the Administrative Agent and its Affiliates, in connection with the preparation and administration of this Amendment.

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10.                                 Severability. Any provision of this Amendment held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.                                 Governing Law. This Amendment shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the Commonwealth of Virginia. THIS AMENDMENT WILL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF VIRGINIA.

12.                                 Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. It shall not be necessary that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on more than one counterpart.

[SIGNATURES ON FOLLOWING PAGES]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective duly authorized representatives all as of the day and year first above written.

BORROWER:

JTH TAX, INC., a Delaware corporation

By:		/s/ Mark Baumgartner
Name:		Mark Baumgartner
Title:		Vice President and Chief Financial Officer

SUBSIDIARY LOAN PARTIES:

LTS PROPERTIES, LLC, a Virginia limited liability company

By:		JTH, TAX, INC.

	By:	/s/ Mark Baumgartner
Mark Baumgartner
Vice President and Chief Financial Officer

LTS SOFTWARE INC., a Virginia corporation

By:		/s/ Mark Baumgartner
Name:		Mark Baumgartner
Title:		Vice President and Chief Financial Officer

WEFILE INC., a Virginia corporation

By:		/s/ Kathleen Curry
Name:		Kathleen Curry
Title:		President and Secretary

[SIGNATURES CONTINUE ON FOLLOWING PAGES]

ADMINISTRATIVE AGENT:

SUNTRUST BANK
as Administrative Agent, as Issuing Bank and as
Swingline Lender

By:	/s/ Joel S. Rhew
Name:	Joel S. Rhew
Title:	SVP

LENDERS:

SUNTRUST BANK
as Lender

By:	/s/ Joel S. Rhew
Name:	Joel S. Rhew
Title:	SVP

BANK OF AMERICA, N.A.
as Lender

By:	/s/ David J. Doucette
Name:	David J. Doucette
Title:	Senior Vice President

WACHOVIA BANK, N.A.
as Lender

By:	/s/ Paula Smith
Name:	Paula Smith
Title:	Senior Vice President

RBC CENTURA BANK
as Lender

By:	/s/ William W. Newell
Name:	William W. Newell
Title:	Regional President

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

BRANCH BANKING AND TRUST COMPANY
as Lender

By:	/s/ S. Hearst Vann
Name:	S. Hearst Vann
Title:	Senior Vice President

CITIZENS BANK OF PENNSYLVANIA
as Lender

By:	/s/ Tracy Van Riper
Name:	Tracy Van Riper
Title:	Vice President

TD BANK, N.A., successor by merger to COMMERCE BANK, N.A.
as Lender

By:	/s/ Robert L. Offutt
Name:	Robert L. Offutt
Title:	Vice President

FIRST TENNESSEE BANK NATIONAL ASSOCIATION
as Lender

By:
Name:
Title:

COMERICA BANK
as Lender

By:	/s/ Richard C. Hampson
Name:	Richard C. Hampson
Title:	Senior Vice President

STELLAR ONE, as successor to SECOND BANK & TRUST, as Lender

By:	/s/ T. Patrick Collins
Name:	T. Patrick Collins
Title:	Corporate Banking Manager

ANNEX I

Schedule 7.4

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FINANCE DEPARTMENT	Investment Policy

Primary Department Finance	Secondary Department(s) Accounting, Internal Audit	Prior Policy Reference(s) N/A
Effective Date of Policy 06/01/07	Date Policy Last Reviewed 07/11/08	Date Policy Last Revised N/A
CFO Approval/Signature	Dept. Mgmt. Approval/Signature	Check only one: Procedure is corporate policy ☒ Procedure is department only policy ☐

Purpose

The purpose of this policy is to set guidelines acceptable to the Board of Directors for the parameters, responsibilities and controls for the investment of corporate funds and to assure that the guidelines are followed.

Personnel
	Department	Process Title	Employee

	Finance	Director of Finance	Mike Piper
	Executive	Chief Financial Officer	Mark Baumgartner
	Executive	Chief Executive Officer	John Hewitt

Table of Contents

1.0 Purpose

2.0 Objectives

3.0 Scope

4.0 Eligible Investments

5.0 Investment Requirements

6.0 Investment Holding Periods

7.0 Diversification

8.0 Custody of Securities

9.0 Exception Management

10.0 Roles and Responsibilities

11.0 Internal Controls

12.0 Compliance

1.0 Purpose

The purpose of this policy is to set guidelines acceptable to the Board of Directors for the parameters, responsibilities and controls for the investment of corporate funds and to assure that the guidelines are followed.

2.0 Objectives

A.	To ensure the safety and preservation of principal.
B.	To maintain adequate liquidity to meet cash flow requirements.
C.	To conform to all borrowing covenants
D.	To obtain the best available return consistent with safety and liquidity.

3.0 Scope

This policy applies to JTH Tax Services, Inc. (JTH) and all of its wholly owned subsidiaries, including foreign subsidiaries. Investments are restricted to short-term investments as defined in the policy and as governed by JTH’s Finance department for all of its subsidiaries. For the purpose of this policy, the Chief Executive Officer, the Chief Financial Officer, Director of Finance, and any of their appointees, have the roles and responsibilities as defined in the policy for the investment activities of the company as a whole. This policy does not cover the 401(k) plan or any other voluntary savings plans of JTH.

4.0 Eligible Investments

The following instruments are approved for short-term investments:

•	Non-Municipal Auction Rate Securities rated at least A (Standard & Poor’s) or A2 (Moody’s)

Note: Auction Rate Corporate Bonds are allowed a lower rating (A or A2) than other Corporate Bonds (AA or Aa2 — see below) due to their shorter maturity. The ratings for auction rate securities are long-term ratings.

•	Municipal Auction Rate Securities rated at least AA (Standard & Poor’s) or Aa2 (Moody’s)
•	Bank Deposits
•	Business/Corporate Savings Accounts
•	Certificates of Deposit insured by the FDIC
•	Commercial Paper rated at least A2 (Standard & Poor’s) or P2 (Moody’s)
•	Corporate Bonds rated at least AA (Standard & Poor’s) or Aa2 (Moody’s)
•	Equities (with Board approval of both dollar amount and particular equity) limited to $40 million per particular equity.
•	Repurchase agreements
•	U.S. Treasury Securities (Bills, Notes and Bonds)
•	U.S. Treasury STRIPS (zero coupon bonds)

•	Notes and bonds issued by the following Federal Agencies:

	•	Federal National Mortgage Association (FNMA)
	•	Federal Home Loan Bank (FHLB)
	•	Federal Home Loan Mortgage Association (FHLMC)
	•	Federal Farm Credit Bank (FFCB)
	•	Government National Mortgage Association (GNMA)
	•	Student Loan Marketing Association (SLMA)
	•	Tennessee Valley Authority (TVA)

5.0 Investment Holding Periods

All non-equity investments are intended to be Held-To-Maturity, with the exception of any Auction Rate Securities(ARS). Since ARS have short-term reset periods, they have short-term debt characteristics but the underlying securities are long-term bonds. Therefore, any ARS will be classified and treated as Available-For-Sale investments. Before any equities are purchased, a determination will be made, based on intent, whether such equity investments will be characterized as Trading equities or Available-For-Sale equities.

6.0 Investment Requirements

•

Banks or trust companies issuing investment instruments must have a combined capital surplus and undivided profit of not less than $250 million (U.S. dollar) and rated not less than “A” (or the then equivalent) by the rating service of S&P or of Moody’s at the time of purchase.

•	To minimize foreign exchange exposure, all investments must be denominated in the functional currency of the entity making the investment.
•	The duration of certificates of deposit, time deposits, or other similar banking arrangement investments must not exceed 180 days.
•	JTH may take simultaneous debt and investment positions. The Chief Financial Officer has full discretion in determining the size of these positions. These occurrences may be caused by:

	•	The seasonality of the business and cash flows.
	•	Debt/capital lease agreement may not allow prepayment.
	•	The Swingline balance is zero and the breakage fee on the credit agreement advance does not economically justify the pay down.
	•	A long-term swap position does not allow the debt balance to be paid down below a certain level.

•

JTH will engage the services of recognized, short-term investment managers, which may include fee-based independent money managers, investment brokerage firms, and commercial banks and trust companies. Each must substantiate its presence among providers of corporate investment services by detailing corporate cash assets under management and their capabilities in the short-term fixed income and money markets. Any accounts opened with investment managers during a quarter will be reported to the Board or its designated committee at the next quarterly meeting.

7.0 Diversification

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Concentration per Organization.  To provide for diversification, Auction Rate Security Investments are limited to $5 million per issuing entity. Repurchase agreements are limited to $30.0 million per entity. Business/corporate savings accounts are limited to $30.0 million per bank. Equity investment limits are determined by the Board for each equity investment.

8.0 Custody of Securities

All of the financial institutions in which the company is eligible to invest, subject to the Investment Requirements listed in Section 5.0 of this document, are also authorized to hold investments in custody on behalf of the company. The company will not take physical possession of investment securities.

9.0 Exception Management

Any exceptions to this policy must be approved in writing. For exceptions not exceeding 20% of amount limits or duration limits on approved investments, the written approval of the Chief Executive Officer is required. For exceptions not exceeding 10% of amount limits or duration limits on approved investments, the written approval of the Chief Financial Officer is required. For all other exceptions, the written approval of the Board of Directors is required.

10.0	Roles and Responsibilities

Role: Board of Directors

•	Approving the policy
•	Approving major policy exceptions (e.g., new investment types)
•	Approving policy revisions
•	Approving all equity purchases

Role: Chief Financial Officer

•	Developing investment strategy
•	Approving minor policy exceptions (e.g., amounts, terms)

Role: Director of Finance

•	Serving as policy custodian
•	Developing investment strategy
•	Distributing policy and revisions
•	Overseeing investment activities
•	Keeping abreast of developments in the money market
•	Recommending variations in set amounts and/or terms
•	Collecting and distributing performance information
•	Providing investment reports to management as requested
•	Investing excess funds as provided herein
•	Determining the amount and maturity of an investment
•	Manage flow of funds in such a way that the company has excess cash appropriately invested at all times

11.0	Internal Controls

The separation of transaction authority from accounting and record- keeping must be enforced.

12.0	Compliance

Internal auditors shall include policy compliance in their audits. Auditors shall review procedures and performance and make recommendations for changes, as appropriate.

Definitions of Certain Terms

From the Dictionary of Finance and Investment Terms, Seventh Edition, Barron’s Educational Series, Inc., 2006. or from the Financial Accounting Standards Board

Auction Rate Securities — generally long-term securities with interest periods that reset periodically, usually every 1, 7, 28, 35, or 49 days, six months, etc. The securities are typically issued by corporations, utilities, municipalities, states, finance agencies, student loan finance authorities and universities as taxable or tax- exempt debt. Some corporations issue these securities in the form of preferred stock that allows the corporate investor a tax- advantaged dividend exclusion. Many of the securities have bond insurance or a letter of credit issued by a bank to increase the debt rating of the issue.

The auction rate securities reset at par at the end of each interest/dividend period and are re-auctioned to investors for the next interest period by the auction agent. The auction agent ranks the bids by interest rate. The bids with the lowest interest rate are allocated first, then bids at higher rates are allocated until all of the sell orders are satisfied. The rate which results in a 100% allocation of sell orders is the clearing rate that then applies to all outstanding securities.

Available-for-sale-securities — Investments not classified as trading securities (nor as held-to-maturity securities) shall be classified as available-for-sale securities.

Bank Deposits — money held in a depository account at a financial institution.

Business/Corporate Savings Account — deposit account at a commercial bank that is usually limited to six withdrawals per calendar month. Interest rates are sometimes tiered based on the account balance. If the account is at a bank insured by the FDIC, then the FDIC insures the account up to $100,000. The bank loans out the deposited funds in the ordinary course of banking business.

Certificates of Deposit (CD) — debt instrument issued by a bank that usually pays interest. Institutional CD’s are issued in denominations of $100,000 or more, and individual CD’s start as low as $100. Maturities range from a few weeks to several years. Interest rates are set by competitive forces in the marketplace.

Commercial Paper — short-term obligations with maturities ranging from 2 to 270 days issued by banks, corporations, and other borrowers to investors with temporarily idle cash. Such instruments are unsecured and usually discounted, although some are interest- bearing. They can be issued directly — direct issuers do it that way — or through brokers equipped to handle the enormous clerical volume involved. Issuers like commercial paper because the maturities are flexible and because the rates are usually marginally lower than bank rates. Investors — actually lenders, since commercial paper is a form of debt — like the flexibility and safety of an instrument that is issued only by top-rated concerns and is nearly always backed by bank lines of credit. Both Moody’s and Standard and Poor’s assign ratings to commercial paper.

Corporate Bond — debt instrument issued by a corporation that obligates the corporation to pay the bondholder a specified sum of money, usually at specified intervals, and to repay the principal amount of the loan at maturity. Bondholders have an IOU from the issuer, but no corporate ownership privileges, as stockholders do.

Equity — ownership interest possessed by shareholders in a corporation.

Federal Agency Security — debt instrument issued by an agency of the federal government such as the Federal National Mortgage Association, Federal Farm Credit Bank, and the Tennessee Valley Authority. Though not general obligations of the U.S. Treasury, such securities are sponsored by the government and therefore have high safety ratings.

Municipal Auction Rate Securities — auction rate securities of a state or local government entity. The funds may support general governmental needs or special projects.

Non-Municipal Auction Rate Securities — taxable and tax-exempt auction rate securities not of a state or local government entity. These would include preferred stock or securities issued by corporations, utilities, finance agencies, student loan finance authorities, universities, etc.

Repurchase Agreements (REPO; RP; buyback) — agreement between a seller and a buyer, usually of U.S. Government securities, whereby the seller agrees to repurchase the securities at an agreed upon price and, usually, at a stated time. Repos are widely used as a money market investment vehicle. Where a repurchase agreement is used as a short-term investment, a government securities dealer, usually a bank, borrows from an investor, typically a corporation with excess cash, to finance its inventory, using the securities as collateral. Such RP’s may have a fixed maturity date or be open repos, callable at any time. Rates are negotiated directly by the parties involved, but are generally lower than rates on collateralized loans made by New York banks. The attraction of repos to corporations, which also have the alternatives of commercial paper, certificates of deposit, treasury bills and other short-term instruments, is the flexibility of maturities that makes them an ideal place to “park” funds on a very temporary basis. Dealers also arrange reverse repurchase agreements, whereby they agree to buy the securities and the investor agrees to repurchase them at a later date.

Trading Securities — securities that are bought and held principally for the purpose of selling them in the near future term (thus held for only a short period of time) shall be classified as trading securities. Trading generally reflects active and frequent buying and selling, and trading securities are generally used with the object of generating profits on short-term differences in price.

U.S. Treasury Securities — negotiable debt obligations of the U.S. government, secured by its full faith and credit and issued at various schedules and maturities. The income from Treasury securities is exempt from state and local, but not federal, taxes.

1.

Treasury bills — short-term securities with maturities of one year or less issued at a discount from face value. Auctions of 91-day and 182-day bills take place weekly, and the yields are watched closely in the money markets for signs of interest rate trends. Many floating-rate loans and variable- rate mortgages have interest rates tied to these bills. The Treasury also auctions 52-week bills once every four weeks. At times it also issues very short-term cash management bills, tax anticipation bills, and treasury certificates of indebtedness. Treasury bills are issued in minimum denominations of $10,000, with $5,000 increments above $10,000 (except for cash management bills, which are sold in minimum $10 million blocks). Individual investors who do not submit a competitive bid are sold bills at the average price of the winning competitive bids. Treasury bills are the primary instrument used by the Federal Reserve in its regulation of money supply through open market operations.

2.	Treasury bonds — long-term debt instruments with maturities of 10 years or longer issued in minimum denominations of $1,000.
3.

Treasury notes — intermediate securities with maturities of 1 to 10 years. Denominations range from $1,000 to $1 million or more. The notes are sold by cash subscription, in exchange for outstanding or maturing government issues, or at auction.

U.S. Treasury STRIPS (acronym for Separate Trading of Registered Interest and Principal of Securities) — is a prestripped zero-coupon bond that is a direct obligation of the U.S. Treasury.